EXHIBIT 3.12

F0100 — Page 1 of 2 OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (601) 359-1333
Certificate of Formation
The undersigned, pursuant to Senate Bill No. 2395, Chapter 402, Laws of 1994, hereby executes the following document and sets forth:
1. Name of the Limited Liability Company
—
JMBS CASINO LLC
2. The future effective date is
(Complete if applicable).
3. Federal Tax ID
application pending
4. Name and Street Address of the Registered Agent and Registered Office is
NameJohn L. Maxey II
Physical210 e.Capital Street, Suite 1900 Address | = P.O.Box3977 = City, State, ZIPS, EIP4 Jacksan MS 39207 — 3977
5. If the Limited Liability Company Is to have a specific date of dissolution, the latest date upon which the limited Liability Company is to dissolve
=> not applicable
6. Is full or partial maaai’iEinent of the Limited Liability Company vested in a manager or managers? (Mark appropriate box)
= X Yes No
7. Other matters the managers or members elect to include
=

F0100 — Page 2 of 2 OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
P.O. BOX 136, JACKSON, MS 39205-0136 (0601)359-1333
By: Signature (Please keep writing within blocks) Printed Name Tide John L. Maxey II Secretary Street and Mailing Address = Physical210 E. Capital Street, Suite 1900 Address = P.O. Box3977 City, State, ZIPS, ZIP4 Jackson MS39207 — 3977 By; Signature (Please keep within blocks) Printed Name Title Street and Mailing Address = Physical Address
= P.O. Box
= City, State, ZIPS, ZIP4